SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 19, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, on July 9, 2008, Central European Distribution Corporation (the “Company”) completed an investment with Lion Capital LLP (“Lion Capital”) and certain of Lion Capital’s affiliates (collectively with Lion Capital, “Lion”) and certain other investors, pursuant to which the Company, Lion and such other investors acquired all of the outstanding equity of the Russian Alcohol Group (“RAG”) (the “Prior Agreement”).

As previously disclosed on the Form 8-K filed by the Company on April 30, 2009, on April 24, 2009, the Company entered into new agreements with Lion to replace the Prior Agreement, which would permit the Company, through a multi-stage equity purchase, to acquire over the next five years (including 2009) all of the equity interests in RAG held by Lion (the “Acquisition Agreements”). At the time of the Acquisition Agreements, certain indirect minority equity interests in RAG were held by the entities that sold the RAG business to Lion and the Company. A substantial portion of those minority interests subsequently were acquired by Lion/Rally Cayman 6 (“Cayman 6”), a company incorporated in the Cayman Islands that is a holding company for the equity in RAG held by Lion and the Company. The remaining indirect equity interest in RAG that was not held by Lion or the Company (the “RAG Minority Interest”) was held by Kylemore International Invest Corp., a company incorporated in the British Virgin Islands (“Kylemore”).

As previously disclosed on the Form 8-K filed by the Company on November 16, 2009, on November 9, 2009, the Company entered into an Agreement with Kylemore, Cayman 6, Pasalba Limited, a company incorporated under the laws of Cyprus, and Lion/Rally Lux 1, a Societe Anonyme incorporated in Luxembourg, pursuant to which, among other things and subject to certain conditions and for the consideration contained therein, Kylemore agreed to sell the RAG Minority Interest to Cayman 6 (the “Kylemore Agreement”). Pursuant to the Kylemore Agreement, the RAG Minority Interest was delivered to Cayman 6 on November 10, 2009.

As previously disclosed on the Form 8-K filed by the Company on November 17, 2009 (the “Prior 8-K”), on November 12, 2009, the Company agreed with Lion that the Company shall have the option, subject to certain terms and conditions as described in the Prior 8-K to (1) acquire all of the indirect equity interests in Cayman 6 owned by minority co-investors ELQ Investors II Limited, an affiliate of Goldman Sachs, HVB Capital Partners AG, an affiliate of UniCredit; and Darkalley Holdings Limited, an affiliate of UFG Private Equity (the “Co-Investor Option”); and (2) acquire all of Lion’s equity interest in Cayman 6 (the “Lion Option”).

On November 19, 2009, the Company entered into definitive agreements memorializing the terms of the Co-Investor Option and the Lion Option, including (1) a Co-Investor Option Agreement, by and among the Company, Lion Capital, Lion/Rally Cayman 4, a company incorporated in the Cayman Islands (“Cayman 4”), Lion/Rally Cayman 5, a company incorporated in the Cayman Islands (“Cayman 5”), Cayman 6, Lion/Rally Cayman 7 L.P., a Cayman Exempted Limited Partnership (“Cayman 7”) and Lion/Rally Cayman 8, a company incorporated in the Cayman Islands (“Cayman 8”) (the “Co-Investor Option Agreement”) and (2) an Option Agreement, by and among the Company, Carey Agri International – Poland Sp. z o.o., a Polish limited liability company and subsidiary of the Company (“Carey Agri”), Lion Capital, Cayman 4, Cayman 5, Cayman 6 and Cayman 7 (the “Lion Option Agreement”); and agreed on the form of a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company, Cayman 4 and Cayman 5, whereby the Company will grant Cayman 4 and Cayman 5 certain registration rights with respect to the shares of common stock of the Company, par value $0.01 per share, that the Company may elect to issue to Cayman 4 and Cayman 5 as partial consideration for the completion of the Lion Option (if the Company makes such election), subject to the terms and conditions of the Lion Option Agreement and provided that the Company has acquired full control over RAG prior to June 1, 2010 (the “2010 Share Consideration”). The Co-Investor Option Agreement and the Lion Option Agreement memorialize the terms of the Co-Investor Option and the Lion Option, respectively, as disclosed in the prior 8-K. Pursuant to the Co-Investor Option Agreement and the Lion Option Agreement, the Company may exercise the Co-Investor Option and the Lion Option, respectively, at any time between November 27, 2009 and December 21, 2009.

Pursuant to the Lion Option Agreement and the Registration Rights Agreement, the 2010 Share Consideration will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements of the Securities Act. The Company will rely on the exemption from the registration requirements of the Securities Act set forth under Section 4(2) of the Securities Act and Regulation D thereunder. Pursuant to the Registration Rights Agreement and subject to certain conditions contained therein, if the Company has elected to issue the 2010 Share Consideration, the Company shall use its reasonable best efforts to cause the 2010 Share Consideration to be registered for resale under the Securities Act on the time periods set forth therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/S/ CHRISTOPHER BIEDERMANN
Christopher Biedermann
Vice President and
Chief Financial Officer

Date: November 20, 2009